UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: October 23, 2013 (date of earliest event report)

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, Speedemissions, Inc. (the “Company”) entered into a revolving line of credit agreement with TCA Global Credit Master Fund, LP (“TCA”), dated as of June 8, 2012 (the “Credit Agreement”), pursuant to which TCA agreed to loan the Company up to a maximum of $2 million for working capital purposes. On June 8, 2012, the Company obtained a loan in the amount of $350,000 to use for working capital purposes as evidenced by a revolving note (the “Revolving Note”).

Effective October 9, 2012, the Company entered into the First Amendment to Credit Agreement with TCA (the “Amended Credit Amendment”), pursuant to which the Company received an additional loan in the amount of $550,000 to use for the purchase of five emissions testing stores.  The $550,000 borrowed pursuant to the Amended Credit Agreement was evidenced by a separate revolving note in the principal amount of $550,000 (the “Second Revolving Note”).

On October 23, 2013, the Company entered into the Second Amendment to Credit Agreement with TCA (the “Second Amended Credit Agreement”), pursuant to which TCA agreed to increase the revolving loan to $1.3 million and, in connection therewith, the Company received an additional loan in the amount of $400,000.  The aggregate amount borrowed by the Company pursuant to the Second Amended Credit Agreement is evidenced by a revolving note in the principal amount of $1.3 million, which amended, restated and replaced the Revolving Note and the Second Revolving Note (the “Replacement Revolving Note”).

Upon the closing of the additional loan pursuant to the Second Amended Credit Agreement, we paid TCA an advisory fee of $100,000 which was paid through the issuance of 2,074,689 shares of our common stock. In the event TCA does not receive at least $100,000 in net proceeds from the sale of those advisory shares, we are obligated to issue TCA additional shares of our common stock in an amount sufficient, that when sold, provides net proceeds to TCA equal to the $100,000 advisory fee. We are using the net proceeds for an acquisition and general administrative expenses.

The foregoing descriptions of the Second Amended Credit Agreement and the Replacement Revolving Note are qualified in their entirety by reference to these agreements which are filed as Exhibits 10.1 and 10.2, respectively, to this Report.

Item 3.02	Unregistered Sales of Equity Securities

On October 23, 2013 we issued TCA 2,074,689 shares of our common stock valued at $100,000 under the terms of the Second Amended Credit Agreement. The shares were issued in a private transaction exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement with TCA Global Credit Master Fund, LP, dated October 23, 2013

10.2	Replacement and Consolidated Revolving Note with TCA Global Credit Master Fund, LP, dated October 23, 2013

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2013	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President and Chief Executive Officer